LIVERAMP ANNOUNCES RESULTS FOR THIRD QUARTER FY25

Revenue up 12% Year-Over-Year
Fourth Consecutive Quarter of Double-Digit Revenue Growth
Fiscal YTD Operating Cash Flow up 17% Year-Over-Year

SAN FRANCISCO, Calif., February 5, 2025—LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced its financial results for the fiscal 2025 third quarter ended December 31, 2024.

Q3 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $195 million, up 12%.

•Subscription revenue was $146 million, up 10%.

•Marketplace & Other revenue was $50 million, up 20%.

•GAAP gross profit was $140 million, up 9%. GAAP gross margin compressed by two percentage points to 72%. Non-GAAP gross profit was $146 million, up 11%. Non-GAAP gross margin compressed by one percentage point to 74%.

•GAAP operating income was $15 million, in-line with the prior year. GAAP operating margin compressed by one percentage point to 8%. Non-GAAP operating income was $45 million, up 24%. Non-GAAP operating margin expanded by two percentage points to 23%.

•GAAP and Non-GAAP diluted earnings per share were $0.17 and $0.55, respectively.

•Net cash provided by operating activities was $45 million, up from $17 million.

•Third quarter share repurchases totaled approximately 368,000 shares for $10 million. Fiscal year to date through December 31, 2024 share repurchases totaled approximately 2.8 million shares for $76 million.

A reconciliation between GAAP and non-GAAP results is provided in the schedules in this press release.

Commenting on the results, CEO Scott Howe said, “We posted a strong quarter, with revenue and operating income exceeding our expectations, and revenue growing at a double-digit rate for the fourth consecutive quarter. Our sales momentum improved appreciably in the third quarter as our Data Collaboration Platform and our clean room solution are resonating with customers. This confirms the substantial market demand for our platform that helps customers efficiently use their first-party data to deliver, measure and optimize their digital advertising.”

P 1

GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the fiscal 2025 third quarter ended December 31, 2024 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q3 FY25	Q3 FY24	Q3 FY25	Q3 FY24
Subscription revenue	$146	$132	$—	$—
YoY change %	10%	5%
Marketplace & Other revenue	$50	$42	$—	$—
YoY change %	20%	29%
Total revenue	$195	$174	$—	$—
YoY change %	12%	10%

Gross profit	$140	$129	$146	$131
% Gross margin	72%	74%	74%	75%
YoY change, pts	-2 pts	1 pt	-1 pt	-1 pt

Operating income	$15	$15	$45	$36
% Operating margin	8%	9%	23%	21%
YoY change, pts	-1 pt	24 pts	2 pts	5 pts

Net earnings	$11	$14	$37	$32
Diluted earnings per share	$0.17	$0.21	$0.55	$0.47

Shares to calculate diluted EPS	66.7	67.9	66.7	67.9
YoY change %	(2)%	5%	(2)%	4%

Operating cash flow	$45	$17	$—	$—
Free cash flow	$—	$—	$45	$14

Totals and year-over-year changes may not reconcile due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

P 2

Additional Business Highlights & Metrics

•On February 25, 2025 we will host an investor day presentation in San Francisco (additional information). The event coincides with RampUp 2025, our annual customer and partner conference on February 25-27, 2025 (additional information).

•In November 2024 we announced an expansion of the Quick Start Insights available on our data collaboration platform to now offer media intelligence across a network of premium publishers. These standardized insights enable our customers to more quickly access and deploy media performance metrics — such as audience overlaps, optimal frequency, and last-touch attribution — from premium publisher and CTV data. As a result, LiveRamp customers now have a simplified way to enhance media buying and planning strategies and increase the time-to-value from clean room partnerships.

•In January 2025 we announced in partnership with Mohegan, a leader in casino and entertainment destinations, the industry’s first casino media network. For the first time, brands can access Mohegan’s rich first-party insights to reach guests and players in addition to the ability to measure campaigns across the casino’s digital channels and on-premise experiences – such as in-app, loyalty programs, slot machines, and kiosks (additional information).

•LiveRamp ended the quarter with 125 customers whose annualized subscription revenue exceeds $1 million, compared to 105 in the prior year period.

•LiveRamp ended the quarter with 865 direct subscription customers, compared to 895 in the prior year period.

•Subscription net retention was 108% and platform net retention was 111% for the quarter.

•Annual recurring revenue (ARR), which is the last month of the quarter fixed subscription revenue annualized, was $491 million, up 10% compared to the prior year period.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $434 million, up 13% compared to the prior year period.
P 3

Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the fourth quarter of fiscal 2025, LiveRamp expects to report:

•Revenue of between $184 million and $186 million, an increase of between 7% and 8%

•GAAP operating loss of $8 million

•Non-GAAP operating income of $22 million

For fiscal 2025, LiveRamp increases its guidance and expects to report:

•Revenue of between $741 million and $743 million, an increase of between 12% and 13%

•GAAP operating income of $10 million

•Non-GAAP operating income of $135 million

Conference Call

LiveRamp will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to further discuss this information. Interested parties are invited to listen to a webcast of the conference, which can be accessed on LiveRamp’s investor site. A slide presentation will be referenced during the call and is available here.

About LiveRamp

LiveRamp is a global technology company that helps companies build enduring brand and business value by collaborating responsibly with data. A groundbreaking leader in foundational identity, LiveRamp offers a connected customer view with clarity and context while protecting brand and consumer trust. We offer flexibility to collaborate wherever data lives to support a wide range of data collaboration use cases—within organizations, between brands, and across our global network of premier partners. Global innovators, from iconic consumer brands and tech platforms to retailers, financial services, and healthcare leaders, turn to LiveRamp to deepen customer engagement and loyalty, activate new partnerships, and maximize the value of their first-party data while staying on the forefront of rapidly evolving compliance and privacy requirements. LiveRamp is based in San Francisco, California with offices worldwide. Learn more at LiveRamp.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2025 and beyond, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to high interest rates, cost increases, the possibility of a recession, general inflationary pressure, geo-political circumstances that could result in increased economic uncertainties and the associated impacts of these potential events on our suppliers, customers and partners; the Company’s dependence upon customer renewals, new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; rapidly changing technology’s impact on our products and services; the risk that we fail to realize the potential benefits of or have difficulty integrating acquired businesses (including Habu); and attracting, motivating and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Continued changes in the judicial, legislative, regulatory, accounting, cultural and consumer environments affecting our business, including but not limited to litigation, investigations, legislation, regulations and customs at the state, federal and international levels relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties that could affect LiveRamp’s business, reputation, results of operation, financial condition and stock price, please refer to LiveRamp’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of LiveRamp’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings.

The financial information set forth in this press release reflects estimates based on information available at this time.

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LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,
			$	%
	2024	2023	Variance	Variance

Revenues	195,412	173,869	21,543	12.4%
Cost of revenue	54,998	44,934	10,064	22.4%
Gross profit	140,414	128,935	11,479	8.9%
% Gross margin	71.9%	74.2%

Operating expenses
Research and development	42,735	37,788	4,947	13.1%
Sales and marketing	50,863	46,203	4,660	10.1%
General and administrative	31,994	27,241	4,753	17.4%
Gains, losses and other items, net	149	2,502	(2,353)	(94.0)%
Total operating expenses	125,741	113,734	12,007	10.6%

Income from operations	14,673	15,201	(528)	(3.5)%
% Margin	7.5%	8.7%

Total other income, net	4,033	6,607	(2,574)	(39.0)%

Income from continuing operations before income taxes	18,706	21,808	(3,102)	(14.2)%
Income tax expense	9,184	8,429	755	9.0%
Net earnings from continuing operations	9,522	13,379	(3,857)	(28.8)%

Earnings from discontinued operations, net of tax	1,688	598	1,090	182.3%

Net earnings	11,210	13,977	(2,767)	(19.8)%

Basic earnings per share:
Continuing operations	0.15	0.20	(0.06)	(28.5)%
Discontinued operations	0.03	0.01	0.02	183.6%
Basic earnings per share	0.17	0.21	(0.04)	(19.4)%

Diluted earnings per share:
Continuing operations	0.14	0.20	(0.05)	(27.5)%
Discontinued operations	0.03	0.01	0.02	187.4%
Diluted earnings per share	0.17	0.21	(0.04)	(18.4)%

Basic weighted average shares	65,631	65,961
Diluted weighted average shares	66,743	67,943

Some totals may not sum due to rounding.
P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the nine months ended December 31,
			$	%
	2024	2023	Variance	Variance

Revenues	556,856	487,809	69,047	14.2%
Cost of revenue	157,981	131,767	26,214	19.9%
Gross profit	398,875	356,042	42,833	12.0%
% Gross margin	71.6%	73.0%

Operating expenses
Research and development	130,742	106,040	24,702	23.3%
Sales and marketing	156,145	135,217	20,928	15.5%
General and administrative	94,324	79,914	14,410	18.0%
Gains, losses and other items, net	752	9,192	(8,440)	(91.8)%
Total operating expenses	381,963	330,363	51,600	15.6%

Income from operations	16,912	25,679	(8,767)	(34.1)%
% Margin	3.0%	5.3%

Total other income, net	12,674	17,887	(5,213)	(29.1)%

Income from continuing operations before income taxes	29,586	43,566	(13,980)	(32.1)%
Income tax expense	25,821	27,297	(1,476)	(5.4)%
Net earnings from continuing operations	3,765	16,269	(12,504)	(76.9)%

Earnings from discontinued operations, net of tax	1,688	985	703	71.4%

Net earnings	5,453	17,254	(11,801)	(68.4)%

Basic earnings per share:
Continuing operations	0.06	0.25	(0.19)	(76.8)%
Discontinued operations	0.03	0.01	0.01	71.5%
Basic earnings per share	0.08	0.26	(0.18)	(68.4)%

Diluted earnings per share:
Continuing operations	0.06	0.24	(0.18)	(76.8)%
Discontinued operations	0.03	0.01	0.01	71.9%
Diluted earnings per share	0.08	0.25	(0.17)	(68.3)%

Basic weighted average shares	66,182	66,247
Diluted weighted average shares	67,505	67,733

Some totals may not sum due to rounding.
P 8

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,		For the nine months ended December 31,
	2024	2023	2024	2023

Income from continuing operations before income taxes	18,706	21,808	29,586	43,566
Income tax expense	9,184	8,429	25,821	27,297
Net earnings from continuing operations	9,522	13,379	3,765	16,269
Earnings from discontinued operations, net of tax	1,688	598	1,688	985
Net earnings	11,210	13,977	5,453	17,254

Basic earnings per share	0.17	0.21	0.08	0.26
Diluted earnings per share	0.17	0.21	0.08	0.25

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,686	1,181	11,280	5,688
Non-cash stock compensation (cost of revenue and operating expenses)	26,760	17,497	83,813	46,524
Restructuring and merger charges (gains, losses, and other)	149	2,502	752	9,192
Transformation costs (general and administrative)	—	—	—	1,875
Total excluded items from continuing operations	30,595	21,180	95,845	63,279

Income from continuing operations before income taxes and excluding items	49,301	42,988	125,431	106,845
Income tax expense (2)	12,421	10,732	30,537	25,935
Non-GAAP net earnings from continuing operations	36,880	32,256	94,894	80,910

Non-GAAP earnings per share from continuing operations
Basic	0.56	0.49	1.43	1.22
Diluted	0.55	0.47	1.41	1.19

Basic weighted average shares	65,631	65,961	66,182	66,247
Diluted weighted average shares	66,743	67,943	67,505	67,733

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Non-GAAP income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period. The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with the valuation allowance and smaller pre-tax income for GAAP purposes.
P 9

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2024	2023	2024	2023

Income from operations	14,673	15,201	16,912	25,679

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,686	1,181	11,280	5,688
Non-cash stock compensation (cost of revenue and operating expenses)	26,760	17,497	83,813	46,524
Restructuring and merger charges (gains, losses, and other)	149	2,502	752	9,192
Transformation costs (general and administrative)	—	—	—	1,875
Total excluded items	30,595	21,180	95,845	63,279

Income from operations before excluded items	45,268	36,381	112,757	88,958

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 10

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2024	2023	2024	2023

Net earnings from continuing operations	9,522	13,379	3,765	16,269
Income tax expense	9,184	8,429	25,821	27,297
Total other income, net	(4,033)	(6,607)	(12,674)	(17,887)

Income from operations	14,673	15,201	16,912	25,679
Depreciation and amortization	4,400	1,782	13,404	7,685

EBITDA	19,073	16,983	30,316	33,364

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	26,760	17,497	83,813	46,524
Restructuring and merger charges (gains, losses, and other)	149	2,502	752	9,192
Transformation costs (general and administrative)	—	—	—	1,875

Other adjustments	26,909	19,999	84,565	57,591

Adjusted EBITDA	45,982	36,982	114,881	90,955

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 11

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31	March 31	$	%
	2024	2024	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	376,772	336,867	39,905	11.8%
Restricted cash	593	2,604	(2,011)	(77.2)%
Short-term investments	7,500	32,045	(24,545)	(76.6)%
Trade accounts receivable, net	210,565	190,313	20,252	10.6%
Refundable income taxes, net	6,630	8,521	(1,891)	(22.2)%
Other current assets	41,747	31,682	10,065	31.8%
Total current assets	643,807	602,032	41,775	6.9%

Property and equipment	24,099	25,394	(1,295)	(5.1)%
Less - accumulated depreciation and amortization	17,440	17,213	227	1.3%
Property and equipment, net	6,659	8,181	(1,522)	(18.6)%

Intangible assets, net	23,302	34,583	(11,281)	(32.6)%
Goodwill	501,559	501,756	(197)	—%
Deferred commissions, net	44,497	48,143	(3,646)	(7.6)%
Other assets, net	33,389	36,748	(3,359)	(9.1)%
	1,253,213	1,231,443	21,770	1.8%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	105,334	81,202	24,132	29.7%
Accrued payroll and related expenses	35,639	61,575	(25,936)	(42.1)%
Other accrued expenses	45,856	42,857	2,999	7.0%
Acquisition escrow payable	—	—	—	—%
Deferred revenue	44,795	30,942	13,853	44.8%
Income taxes payable	—	—	—	—%
Total current liabilities	231,624	216,576	15,048	6.9%

Other liabilities	63,882	65,732	(1,850)	(2.8)%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	15,853	15,594	259	1.7%
Additional paid-in capital	2,022,227	1,933,776	88,451	4.6%
Retained earnings	1,319,625	1,314,172	5,453	0.4%
Accumulated other comprehensive income	3,493	3,964	(471)	(11.9)%
Treasury stock, at cost	(2,403,491)	(2,318,371)	(85,120)	3.7%
Total stockholders' equity	957,707	949,135	8,572	0.9%
	1,253,213	1,231,443	21,770	1.8%
P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2024	2023
Cash flows from operating activities:
Net earnings	11,210	13,977
Earnings from discontinued operations, net of tax	(1,688)	(598)
Non-cash operating activities:
Depreciation and amortization	4,400	1,782
Loss on disposal or impairment of assets	99	911
Provision for doubtful accounts	(97)	544
Deferred income taxes	11	(47)
Non-cash stock compensation expense	26,760	17,497
Changes in operating assets and liabilities:
Accounts receivable, net	(19,013)	(24,778)
Deferred commissions	(1,042)	(4,235)
Other assets	(6,596)	(4,831)
Accounts payable and other liabilities	23,829	21,639
Income taxes	(1,617)	(14,139)
Deferred revenue	8,861	8,834
Net cash provided by operating activities	45,117	16,556
Cash flows from investing activities:
Capital expenditures	(282)	(2,211)
Cash paid in acquisitions, net of cash received	(1,951)	—
Proceeds from sales of investments	1,994	—
Purchases of strategic investments	(1,000)	—
Net cash used in investing activities	(1,239)	(2,211)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	2,304	1,646
Shares repurchased for tax withholdings upon vesting of stock-based awards	(1,565)	(547)
Acquisition of treasury stock	(10,098)	(10,000)
Net cash used in financing activities	(9,359)	(8,901)
Net cash provided by continuing operations	34,519	5,444
Cash flows from discontinued operations:
From operating activities	2,486	598
Net cash provided by discontinued operations	2,486	598
Net cash provided by continuing and discontinued operations	37,005	6,042
Effect of exchange rate changes on cash	(1,217)	735
P 13

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2024	2023

Net change in cash, cash equivalents and restricted cash	35,788	6,777
Cash, cash equivalents and restricted cash at beginning of period	341,577	492,169
Cash, cash equivalents and restricted cash at end of period	377,365	498,946

Supplemental cash flow information:
Cash paid for income taxes, net from continuing operations	10,990	22,699
Cash received for income taxes, net from discontinued operations	(2,486)	(912)
Cash paid for operating lease liabilities	2,495	2,551

Non-cash investing and financing activities:
Operating lease assets obtained in exchange for operating lease liabilities	1,284	—
Purchases of property, plant and equipment remaining unpaid at period end	85	1,218
Excise tax payable on net stock repurchases	64	—
P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2024	2023
Cash flows from operating activities:
Net earnings	5,453	17,254
Earnings from discontinued operations, net of tax	(1,688)	(985)
Non-cash operating activities:
Depreciation and amortization	13,404	7,685
Loss on disposal or impairment of assets	119	1,213
Lease-related impairment and restructuring charges	(36)	2,315
Provision for doubtful accounts	1,148	307
Impairment of goodwill	—	2,875
Deferred income taxes	49	40
Non-cash stock compensation expense	83,813	46,524
Changes in operating assets and liabilities:
Accounts receivable, net	(21,640)	(41,036)
Deferred commissions	3,645	(7,142)
Other assets	(2,598)	912
Accounts payable and other liabilities	(8,165)	8,754
Income taxes	3,953	29,560
Deferred revenue	13,928	9,737
Net cash provided by operating activities	91,385	78,013
Cash flows from investing activities:
Capital expenditures	(749)	(2,464)
Cash paid in acquisitions, net of cash received	(1,951)	—
Purchases of investments	(1,967)	(24,385)
Proceeds from sales of investments	26,989	25,750
Purchases of strategic investments	(1,400)	(1,000)
Net cash provided by (used in) investing activities	20,922	(2,099)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	8,631	7,221
Shares repurchased for tax withholdings upon vesting of stock-based awards	(9,305)	(5,116)
Acquisition of treasury stock	(75,751)	(45,325)
Net cash used in financing activities	(76,425)	(43,220)
Net cash provided by continuing operations	35,882	32,694
Cash flows from discontinued operations:
From operating activities	2,486	985
Net cash provided by discontinued operations	2,486	985
Net cash provided by continuing and discontinued operations	38,368	33,679
Effect of exchange rate changes on cash	(474)	819
P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2024	2023

Net change in cash, cash equivalents and restricted cash	37,894	34,498
Cash, cash equivalents and restricted cash at beginning of period	339,471	464,448
Cash, cash equivalents and restricted cash at end of period	377,365	498,946

Supplemental cash flow information:
Cash paid (received) for income taxes, net from continuing operations	21,990	(2,440)
Cash received for income taxes, net from discontinued operations	(2,486)	(1,507)
Cash received for tenant improvement allowances	(1,758)	—
Cash paid for operating lease liabilities	7,372	7,699

Non-cash investing and financing activities:
Operating lease assets obtained in exchange for operating lease liabilities	2,327	11,677
Operating lease assets, and related lease liabilities, relinquished in lease terminations	(555)	(4,486)
Purchases of property, plant and equipment remaining unpaid at period end	85	1,218
Excise tax payable on net stock repurchases	64	—
P 16

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW (1)
(Unaudited)
(Dollars in thousands)

	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	FY2025

Net cash provided by (used in) operating activities	$25,693	$35,764	$16,556	$27,643	$105,656	$(9,328)	$55,596	$45,117	$91,385

Less:
Capital expenditures	(53)	(200)	(2,211)	(1,791)	(4,255)	(226)	(241)	(282)	(749)

Free Cash Flow	$25,640	$35,564	$14,345	$25,852	$101,401	$(9,554)	$55,355	$44,835	$90,636

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
										Qtr-to-Qtr
	FY2024					FY2025				FY2025 to FY2024
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	FY2025	%	$

Revenues	$154,069	$159,871	$173,869	$171,852	$659,661	$175,961	185,483	195,412	556,856	12.4%	21,543
Cost of revenue	45,621	41,212	44,934	47,722	179,489	51,749	51,234	54,998	157,981	22.4%	10,064
Gross profit	108,448	118,659	128,935	124,130	480,172	124,212	134,249	140,414	398,875	8.9%	11,479
% Gross margin	70.4%	74.2%	74.2%	72.2%	72.8%	70.6%	72.4%	71.9%	71.6%

Operating expenses
Research and development	34,519	33,733	37,788	45,161	151,201	44,118	43,889	42,735	130,742	13.1%	4,947
Sales and marketing	44,879	44,135	46,203	60,476	195,693	54,175	51,107	50,863	156,145	10.1%	4,660
General and administrative	26,664	26,009	27,241	30,252	110,166	30,961	31,369	31,994	94,324	17.4%	4,753
Gains, losses and other items, net	116	6,574	2,502	2,516	11,708	206	397	149	752	(94.0)%	(2,353)
Total operating expenses	106,178	110,451	113,734	138,405	468,768	129,460	126,762	125,741	381,963	10.6%	12,007

Income (loss) from operations	2,270	8,208	15,201	(14,275)	11,404	(5,248)	7,487	14,673	16,912	(3.5)%	(528)
% Margin	5.0%	24.3%	40.2%	(31.6)%	1.7%	(3.0)%	4.0%	7.5%	3.0%

Total other income, net	4,849	6,431	6,607	5,070	22,957	4,444	4,197	4,033	12,674	(39.0)%	(2,574)

Income (loss) from continuing operations before income taxes	7,119	14,639	21,808	(9,205)	34,361	(804)	11,684	18,706	29,586	(14.2)%	(3,102)
Income tax expense (benefit)	8,705	10,163	8,429	(3,027)	24,270	6,685	9,952	9,184	25,821	9.0%	755
Net earnings (loss) from continuing operations	(1,586)	4,476	13,379	(6,178)	10,091	(7,489)	1,732	9,522	3,765	(28.8)%	(3,857)

Earnings from discontinued operations, net of tax	—	387	598	805	1,790	—	—	1,688	1,688	182.3%	1,090

Net earnings (loss)	$(1,586)	$4,863	$13,977	$(5,373)	$11,881	$(7,489)	$1,732	$11,210	$5,453	(19.8)%	(2,767)
P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
										Qtr-to-Qtr
	FY2024					FY2025				FY2025 to FY2024
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	FY2025	%	$

Basic earnings (loss) per share:
Continuing operations	$(0.02)	$0.07	$0.20	$(0.09)	$0.15	$(0.11)	0.03	0.15	0.06	(28.5)%	(0.06)
Discontinued operations	0.00	0.01	0.01	0.01	0.03	0.00	0.00	0.03	0.03	183.7%	0.02
Basic earnings (loss) per share	$(0.02)	$0.07	$0.21	$(0.08)	$0.18	$(0.11)	0.03	0.17	0.08	(19.4)%	(0.04)

Diluted earnings (loss) per share:
Continuing operations	$(0.02)	$0.07	$0.20	$(0.09)	$0.15	$(0.11)	0.03	0.14	0.06	(27.5)%	(0.05)
Discontinued operations	0.00	0.01	0.01	0.01	0.03	0.00	0.00	0.03	0.03	187.3%	0.02
Diluted earnings (loss) per share	$(0.02)	$0.07	$0.21	$(0.08)	$0.17	$(0.11)	0.03	0.17	0.08	(18.4)%	(0.04)

Some earnings (loss) per share amounts may not add due to rounding.

Basic weighted average shares	66,497	66,284	65,961	66,323	66,266	66,621	66,294	65,631	66,182
Diluted weighted average shares	66,497	67,868	67,943	66,323	67,918	66,621	67,309	66,743	67,505

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	FY2025
Expenses:
Cost of revenue	$45,621	$41,212	$44,934	$47,722	$179,489	$51,749	$51,234	$54,998	$157,981
Research and development	34,519	33,733	37,788	45,161	151,201	44,118	43,889	42,735	130,742
Sales and marketing	44,879	44,135	46,203	60,476	195,693	54,175	51,107	50,863	156,145
General and administrative	26,664	26,009	27,241	30,252	110,166	30,961	31,369	31,994	94,324
Gains, losses and other items, net	116	6,574	2,502	2,516	11,708	206	397	149	752

Gross profit, continuing operations:	108,448	118,659	128,935	124,130	480,172	124,212	134,249	140,414	398,875
% Gross margin	70.4%	74.2%	74.2%	72.2%	72.8%	70.6%	72.4%	71.9%	71.6%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,290	1,217	1,181	3,097	8,785	3,846	3,748	3,686	11,280
Non-cash stock compensation (cost of revenue)	629	629	817	1,478	3,553	1,596	1,499	1,455	4,550
Non-cash stock compensation (research and development)	5,077	5,293	6,960	9,859	27,189	10,205	10,920	10,085	31,210
Non-cash stock compensation (sales and marketing)	3,736	4,786	4,089	6,337	18,948	7,093	7,383	7,278	21,754
Non-cash stock compensation (general and administrative)	3,850	5,027	5,631	7,106	21,614	9,091	9,266	7,942	26,299
Restructuring charges (gains, losses, and other)	116	6,574	2,502	2,516	11,708	206	397	149	752
Transformation costs (general and administrative)	1,875	—	—	—	1,875	—	—	—	—
Total excluded items	18,573	23,526	21,180	30,393	93,672	32,037	33,213	30,595	95,845

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	FY2025
Expenses, excluding items:
Cost of revenue	41,702	39,366	42,936	43,147	167,151	46,307	45,987	49,857	142,151
Research and development	29,442	28,440	30,828	35,302	124,012	33,913	32,969	32,650	99,532
Sales and marketing	41,143	39,349	42,114	54,139	176,745	47,082	43,724	43,585	134,391
General and administrative	20,939	20,982	21,610	23,146	86,677	21,870	22,103	24,052	68,025
Gains, losses and other items, net	—	—	—	—	—	—	—	—	—

Gross profit, excluding items:	$112,367	$120,505	$130,933	$128,705	$492,510	$129,654	$139,496	$145,555	$414,705
% Gross margin	72.9%	75.4%	75.3%	74.9%	74.7%	73.7%	75.2%	74.5%	74.5%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	FY2025

Income (loss) from continuing operations before income taxes	7,119	14,639	21,808	(9,205)	34,361	(804)	11,684	18,706	29,586
Income tax expense (benefit)	8,705	10,163	8,429	(3,027)	24,270	6,685	9,952	9,184	25,821
Net earnings (loss) from continuing operations	(1,586)	4,476	13,379	(6,178)	10,091	(7,489)	1,732	9,522	3,765

Earnings from discontinued operations, net of tax	—	387	598	805	1,790	—	—	1,688	1,688

Net earnings (loss)	(1,586)	4,863	13,977	(5,373)	11,881	(7,489)	1,732	11,210	5,453

Earnings (loss) per share:
Basic	(0.02)	0.07	0.21	(0.08)	0.18	(0.11)	0.03	0.17	0.08
Diluted	(0.02)	0.07	0.21	(0.08)	0.17	(0.11)	0.03	0.17	0.08

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,290	1,217	1,181	3,097	8,785	3,846	3,748	3,686	11,280
Non-cash stock compensation (cost of revenue and operating expenses)	13,292	15,735	17,497	24,780	71,304	27,985	29,068	26,760	83,813
Restructuring and merger charges (gains, losses, and other)	116	6,574	2,502	2,516	11,708	206	397	149	752
Transformation costs (general and administrative)	1,875	—	—	—	1,875	—	—	—	—
Total excluded items from continuing operations	18,573	23,526	21,180	30,393	93,672	32,037	33,213	30,595	95,845
P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	FY2025

Income from continuing operations before income taxes and excluding items	25,692	38,165	42,988	21,188	128,033	31,233	44,897	49,301	125,431
Income tax expense (2)	6,167	9,036	10,732	3,947	29,882	7,371	10,745	12,421	30,537
Non-GAAP net earnings from continuing operations	19,525	29,129	32,256	17,241	98,151	23,862	34,152	36,880	94,894

Non-GAAP earnings per share from continuing operations
Basic	0.29	0.44	0.49	0.26	1.48	0.36	0.52	0.56	1.43
Diluted	0.29	0.43	0.47	0.25	1.45	0.35	0.51	0.55	1.41

Basic weighted average shares	66,497	66,284	65,961	66,323	66,266	66,621	66,294	65,631	66,182
Diluted weighted average shares	67,388	67,868	67,943	68,471	67,918	68,463	67,309	66,743	67,505

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME GUIDANCE (1)
(Unaudited)
(Dollars in thousands)
	For the	For the
	quarter ending	year ending
	March 31, 2025	March 31, 2025

GAAP income (loss) from operations	$(8,000)	$10,000

Excluded items:
Purchased intangible asset amortization	3,000	14,000
Non-cash stock compensation	26,000	110,000
Restructuring costs	1,000	1,000
Total excluded items	30,000	125,000

Non-GAAP income from operations	$22,000	$135,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 24

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q3 FISCAL 2025 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, non-GAAP income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the current year, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

P 25

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q3 FISCAL 2025 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow is defined as operating cash flow less capital expenditures. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

P 26